FIFTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of November 13, 2013 by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) (“Santander”), as agent for Lenders (Santander, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), and that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 27, 2013 as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, modifying certain financial covenants set forth in the Loan Agreement.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	All references to “Sovereign Bank, N.A.” throughout the Loan Agreement and the Other Documents are hereby modified to refer to “Santander Bank, N.A., formerly known as Sovereign Bank, N.A.”.

(B)	The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows:

“Inventory Sublimit” shall mean the least of (i) $3,000,000, (ii) an amount equal to fifty percent (50%) of the Maximum Revolving Advance Amount and (iii) the amount calculated pursuant to Subsection 2.1(a)(y)(i) herein.

“Maximum Loan Amount” shall mean $10,350,000 less all repayments of the Term Loan since the Second Amendment Closing Date.

“Maximum Revolving Advance Amount” shall mean $6,000,000.

(C)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

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“Fifth Amendment” shall mean that certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated the Fifth Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Fifth Amendment Closing Date” shall mean as of November 13, 2013.

(D)	The last sentence of Section 2.1(a) of the Loan Agreement is deleted, and is replaced by the following new sentence:

“Within thirty (30) days of the Fifth Amendment Closing Date, Agent will use its reasonable efforts to mark the original Second Amended and Restated Revolving Credit Note, dated February 1, 2012, in the original principal amount of $8,500,000, “CANCELLED” and will return the same to the Borrower.”

(E)	Subsection 6.5(a) of the Loan Agreement is deleted, and is replaced by a new Subsection 6.5(a) to read as follows:

(a) Fixed Charge Coverage Ratio. Cause to be maintained, a Fixed Charge Coverage Ratio, tested quarterly (as of the last day of each fiscal quarter) on a consolidated, trailing twelve (12) month basis, of not less than (i) 1.25 to 1.00 as of March 31, 2013 through and including December 31, 2013 and (ii) 1.50 to 1.00 at all times thereafter. Notwithstanding anything to the contrary herein, the Fixed Charge Coverage Ratio shall not be tested on or as of September 30, 2013.

3)	CONSULTANT. Within thirty (30) days following the written request of the Agent but not sooner than ninety (90) days from the date hereof, the Borrower hereby agrees to retain the services of a consultant reasonably acceptable to the Agent for the purpose of evaluating the Borrower’s general business strategies, focusing primarily on sales and marketing, at the sole cost and expense of the Borrower. The Agent hereby agrees to use its best efforts to minimize the cost and expense of such consultant.

4)	EFFECTIVENESS OF AMENDMENT. All parties hereby acknowledge and agree that the Borrower has not yet provided to the Agent a formal calculation of the Fixed Charge Coverage Ratio for the quarter ended September 30, 2013 and such calculation (along with all other calculations contemplated under such Section 9.8) is not due until the date that is sixty (60) days after September 30, 2013, as set forth in Section 9.8 of the Loan Agreement (the “September 2013 Quarterly Financial Due Date”). The parties further acknowledge and agree that (i) this Agreement waives the requirement that the Fixed Charge Coverage Ratio for the trailing twelve month period ended as of the last day of the fiscal quarter ended September 30, 2013 be tested, (ii) the date of this Agreement is prior to the September 2013 Quarterly Financial Due Date, (iii) the calculation of the Fixed Charge Coverage Ratio for the trailing twelve month period ended as of the last day of the fiscal quarter ended September 30, 2013 is not yet due as of the date hereof, (iv) the Borrower is not obligated to and will not provide such calculation to the Agent, and (v) as of September 30, 2013 and thereafter through and including the date hereof, Borrower remains in compliance with Subsection 6.5(a) of the Loan Agreement.

5)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

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(D) the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

6)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement and the Third Amended and Restated Revolving Credit Note, each properly executed;

(B) provide the Agent with secretary’s certificates and resolutions, in form and substance acceptable to the Agent, which approves the modification contemplated hereby;

(C) pay to the Agent an amendment fee in the amount of $15,000; and

(D) pay, promptly upon presentation of an invoice therefor, all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

7)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents. This Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

8)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST: BLONDER TONGUE LABORATORIES, INC.

ATTEST:	BLONDER TONGUE LABORATORIES, INC.

By:	By:
Name: ERIC SKOLNIK	Name: JAMES A. LUKSCH
Title: Assistant Secretary	Title: Chief Executive Officer

WITNESS:	R. L. DRAKE HOLDINGS, LLC

By:	By:
Name: ERIC SKOLNIK	Name: JAMES A. LUKSCH
Title: Secretary	Title: Chief Executive Officer

SANTANDER BANK, N.A.,
(formerly known as Sovereign Bank),
as Lender and as Agent

By:
Name: GREGORY R. RUSSANO
Title: Senior Vice President

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